Exhibit 3.3

BYLAWS

OF

SEMNUR PHARMACEUTICALS, INC.

(a Delaware corporation)

i

ii

SECTION 10.	Definitions	24

SECTION 11.	Notice	24

ARTICLE XIV AMENDMENTS		24

ARTICLE XV NOTICE BY ELECTRONIC TRANSMISSION		25

SECTION 1.	Notice of Electronic Transmission	25

iii

BYLAWS

OF

SEMNUR PHARMACEUTICALS, INC.

ARTICLE I

OFFICES

SECTION 1. Registered Office. The registered office of Semnur Pharmaceuticals, Inc. (the “Corporation”) shall be fixed in the Corporation’s certificate of incorporation, as the same may be amended and/or restated from time to time (the “Certificate of Incorporation”).

SECTION 2. Other Offices. The Corporation may, in addition to its registered office in the State of Delaware, have other offices at any place or places, either within or outside the State of Delaware, as the Corporation’s board of directors (the “Board of Directors”) shall from time to time determine or the business of the Corporation may from time to time require.

ARTICLE II

STOCKHOLDERS

SECTION 1. Time and Place of Meetings. Meetings of stockholders shall be held at any place within or outside the State of Delaware, on such date and at such time as designated by (or in the manner determined by) the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place but may be held instead solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.

SECTION 2. Annual Meetings. The annual meeting of stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting in accordance with Section 9 of this Article II shall be held each fiscal year on such date, and at such time and place, if any, within or outside the State of Delaware, or by means of remote communications, as the Board of Directors (or its designee) shall determine.

SECTION 3. Special Meetings. Subject to the rights of the holders of any class or series of Preferred Stock (as hereinafter defined), special meetings of the stockholders may only be called in the manner provided in the Certificate of Incorporation as then in effect and may be held at such place either within or outside the State of Delaware, and at such time and date as provided in the Certificate of Incorporation. The Board of Directors may, in its sole discretion, determine that special meetings of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the DGCL.

SECTION 4. Notice of Meetings.

(a) Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the notice of any meeting of stockholders shall be given in accordance with either

Section 4(b) of this Article II or Article XV of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. The notice shall specify the place, if any, date and hour of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

(b) Notice of any meeting of stockholders shall be deemed given:

(1) if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the Corporation’s records;

(2) if delivered by courier service, notice shall be deemed given at the earlier of when the notice is received or left at such stockholder’s address as it appears on the records of the Corporation; or

(3) if electronically transmitted, as provided in Article XV of these Bylaws.

An affidavit of the secretary or an assistant secretary of the Corporation or of the transfer agent or any other agent of the Corporation that the notice has been given by mail or by a form of electronic transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

SECTION 5. Quorum; Adjournment; Postponement.

(a) Except as otherwise provided by law, the Certificate of Incorporation, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the voting power of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at a meeting of stockholders, present in person, or by remote communication, if applicable, or represented by proxy; provided that, when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business.

(b) Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the Chairman of the meeting or by the affirmative vote of a majority of the voting power of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, whether or not there is a quorum. When a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with these Bylaws. At the adjourned meeting, as long as a quorum is present in person or by remote communication or represented by proxy, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date for determining the stockholders entitled to vote is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting as of the record date for determining the stockholders entitled to notice of the adjourned meeting.

(c) Any previously scheduled annual or special meeting of the stockholders may be postponed or adjourned, and any previously scheduled annual or special meeting of the stockholders may be canceled, by resolution of the Board of Directors; provided, however, that with respect to any special meeting of stockholders previously scheduled by the Board of Directors or the Chairman of the Board of Directors at the request of Scilex Holding Company, the Board of Directors shall not postpone, reschedule or cancel such special meeting without the prior written consent of Scilex Holding Company.

SECTION 6. Organization.

(a) Meetings of stockholders shall be presided over by such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman, or if none or in the Chairman’s absence, the Chief Executive Officer, or in the Chief Executive Officer’s absence, a Vice-President, or, if none of the foregoing is present, by a chairman to be chosen by a majority of the stockholders entitled to vote who are present in person or represented by proxy at the meeting. The Secretary of the Corporation or, in the Secretary’s absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

(b) The Chairman shall call the meeting to order, establish the agenda, and conduct the business of the meeting in accordance therewith. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

(c) The Chairman shall also conduct the meeting in an orderly manner, rule on the precedence of, and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters. The Board of Directors may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the Chairman presiding over any meeting of stockholders shall have the right and authority to convene and (for any reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures (which need not be in writing) and to do all such acts as, in the judgment of the Chairman, are appropriate for the proper conduct of the meeting and the safety of those in attendance. Such rules, regulations or procedures, whether adopted by the Board of

Directors or prescribed by the Chairman, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present (including, without limitation, rules and procedures for removal of disruptive persons from the meeting); (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the Chairman shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted (if any) to questions or comments by participants; (vi) regulations for the opening and closing of the polls for balloting and matters which are to be voted on by ballot (if any); (vii) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting; (viii) restrictions on the use of cell phones, audio or video recording devices and similar devices at the meeting; and (ix) compliance with any state and local laws and regulations concerning safety and security. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 6 and Section 9 of this Article II. The Chairman, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the provisions of this Section 6 and Section 9 of this Article II, and if the Chairman should so determine that any proposed nomination or business is not in compliance with such sections, the Chairman shall so declare to the meeting that such defective nomination or proposal shall be disregarded.

SECTION 7. Voting; Proxies; Required Vote.

(a) The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 11 of this Article II, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL. Unless the Certificate of Incorporation provides otherwise, each stockholder shall have one (1) vote for each share of stock entitled to vote registered in the name of such stockholder on the books of the Corporation on the applicable record date fixed pursuant to these Bylaws.

(b) At each meeting of stockholders, every stockholder shall be entitled to vote in person or by proxy appointed by instrument in writing, subscribed by such stockholder or by such stockholder’s duly authorized attorney in fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period). The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A proxy may be in the form of a telegram, cablegram or other means of electronic transmission, that sets forth or is submitted with information from which it can be determined that the telegram, cablegram or other means of electronic transmission was authorized by the stockholder. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

(c) At all duly called or convened meetings of stockholders, at which a quorum is present, for the election of directors, a plurality of the votes cast by the stockholders entitled to vote at the election shall be sufficient to elect a director. All other elections and questions presented to the stockholders at a duly called or convened meeting, at which a quorum is present, shall, unless a different or minimum vote is required by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter, be decided by the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively (excluding abstentions) at the meeting by the holders entitled to vote thereon.

SECTION 8. Inspectors of Election. The Board of Directors, in advance of any meeting of stockholders, may, and shall if required pursuant to Section 231 of the DGCL or other applicable law, appoint one or more inspectors of election to act at the meeting or any adjournment thereof, and make a written report thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, and shall if required pursuant to Section 231 of the DGCL or other applicable law, appoint one or more inspectors to act at the meeting. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents; hear and determine all challenges and questions arising in connection with the right to vote; count and tabulate all votes, ballots or consents; determine the result; and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

SECTION 9. Advance Notice Procedures for Stockholder Nominations of Directors and Other Business.

(a) Annual Meetings of Stockholders.

(1) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations of persons for election to the Board of Directors or proposal of other business must be (A) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any committee thereof), (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any committee thereof), or (C) otherwise properly brought before the meeting by any stockholder of the Corporation who (i) was a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time the notice provided for in this Section 9 is delivered to the Secretary of the Corporation and at the time of the annual meeting, (ii) is entitled to vote at the meeting, and (iii) has complied with the notice procedures set forth in this Section 9 as to such business or nomination. Clause

(C) of the preceding sentence shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of stockholders. The number of nominees a stockholder may nominate for election at an annual meeting of the stockholders (or in the case of a stockholder giving notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such meeting.

(2) Without qualification or limitation, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(1) of this Section 9, the stockholder must (A) have given timely notice thereof in writing and in proper form to the Secretary of the Corporation and any such proposed business, other than the nominations of persons for election to the Board of Directors, must constitute a proper matter for stockholder action, and (B) provide any updates or supplements to such notice at the times and in the forms required by this Section 9. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day nor later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting (in the case of the first annual meeting of stockholders held after January 1, 2026, the date of the preceding year’s annual meeting of the stockholders shall be deemed to be June 30, 2025); provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than sixty (60) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such annual meeting was first made by the Corporation (such notice within such time periods, “Timely Notice”). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of Timely Notice as described above.

(3) To be in proper form for purposes of this Section 9, a stockholder’s notice to the Secretary of the Corporation delivered pursuant to this Section 9 must set forth:

(A) as to each person, if any, whom the stockholder proposes to nominate for election or reelection as a director (i) all information with respect to such proposed nominee that would be required under Section 9(a)(3)(C) of this Article II if such proposed nominee were the nominating stockholder, (ii) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in contested election, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, including, without limitation, each proposed nominee’s name, age, principal occupation or employment (present and for the five years prior to such stockholder’s notice), (iii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (iv) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings existing presently or existing during the prior twenty-four (24) months, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (v) a description of any material pending or threatened legal proceedings in which any such stockholder and beneficial owner and each proposed nominee is a party or material participant involving the Corporation or any of its affiliates, officers or directors, (vi) a statement whether each proposed nominee is, or has been within the last three years from the date of the stockholder’s notice, an officer or director of a competitor of the Corporation, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended from time to time, (vii) a statement whether each proposed nominee is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding within the 10 years prior to the date of the stockholder’s notice, and (viii) a completed and signed questionnaire, representation and agreement required by Section 10 of this Article II.

(B) if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting and any material interest in such business of such stockholder, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), (iii) the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (iv) a reasonably detailed description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and

(C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any,

(ii) (a) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such stockholder and beneficial owner, except that such stockholder and beneficial owner shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such stockholder and beneficial owner has a right to acquire beneficial ownership at any time in the future, (b) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise, including, without limitation, any derivative, swap, hedge, repurchase or so-called “stock borrowing” agreement or arrangement (a “Derivative Instrument”), directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (c) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Corporation, (d) any short interest in any security of the Corporation (for purposes of this Bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (e) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (f) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (g) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household,

(iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and such beneficial owner, any of their respective affiliates or associates,

(iv) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination,

(v) in the case of (a) any proposed business, other than the nominations of persons for election to the Board of Directors, a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or (2) otherwise to solicit proxies from stockholders in support of such proposal, or (b) any nomination of persons for election to the Board of Directors, a representation as to whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act or (2) otherwise solicit proxies from stockholders in support of such nominees;

(vi) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

(4) A stockholder providing notice of any nomination proposed to be made, or business proposed to be brought, in each case before an annual meeting, shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 9 shall be true and correct as of the record date for determining stockholders entitled to the notice of the annual meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining stockholders entitled to notice of the annual meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). Notwithstanding the representations required pursuant to paragraph (a)(3)(C)(v) of this Section 9, if a stockholder no longer plans to solicit proxies in accordance with any such representation, such stockholder or beneficial owner shall inform the Corporation of this change by delivering a written notice to the Secretary at the principal executive offices of the Corporation no later than two (2) business days after making the determination not to proceed with a solicitation of proxies.

(5) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 9 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased effective after the time period for which nominations would otherwise be due under this Section 9 and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 9 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders, and the only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Section 3 of this Article II. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors, or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (A) is a stockholder of record of the Corporation at the time the notice provided for in this Section 9 is delivered to the Secretary of the Corporation and at the time of the special meeting, (B) is entitled to vote at the meeting and upon such election, and (C)

complies with the notice procedures set forth in this Section 9 as to such nomination. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if a stockholder’s notice containing all of the information required by paragraphs (a)(3) and (4) hereof as if the special meeting were an annual meeting with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by this Bylaw) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of: (i) the ninetieth (90th) day prior to such special meeting or (ii) the tenth (10th) day following the day on which public announcement is first made by the Corporation of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) General.

(1) Only such persons who are nominated in accordance with the procedures set forth in this Section 9 or the Certificate of Incorporation shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 9. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the person presiding at the meeting of stockholders shall have the power and duty (A) to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 9 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group that solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(3)(C)(v) of this Section 9), whereby any failure to comply with the representation in clause (a)(3)(C)(v) will cause the nomination or other business to be disregarded; and (B) if any proposed nomination or other business was not made or proposed in compliance with this Section 9, to declare that such nomination shall be disregarded or that such proposed other business shall not be transacted. Notwithstanding the foregoing provisions of this Section 9, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other business, such nomination shall be disregarded and such proposed other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 9, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2) For purposes of this Section 9, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of this Section 9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 9; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 9 (including clause (a)(1)(C) and paragraph (b) hereof), and compliance with clause (a)(1)(C) and paragraph (b) of this Section 9 shall be the exclusive means for a stockholder to make nominations or submit other business, as applicable (other than matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). If a stockholder fails to comply with any applicable requirements of the Exchange Act (including, but not limited to Rule 14a-19 promulgated thereunder), such nominations or proposals shall be deemed to have not been made in compliance with these bylaws and shall be disregarded. Nothing in this Section 9 shall be deemed to affect any rights of (A) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act or (B) the holders of any class or series of stock having a preference over the common stock of the Corporation as to dividends or upon liquidation (“Preferred Stock”) to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

(4) Notwithstanding the foregoing provisions of this Section 9, unless otherwise required by law, if any stockholder giving the notice of a nomination of a director and the beneficial owner, if any, on whose behalf a nomination of a director is made (1) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, and (2) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the Corporation of notices required thereunder in a timely manner, or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence, then the nomination of each such proposed nominee shall be disregarded, notwithstanding that the nominee is included as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any annual meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). If any stockholder making a nomination provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the Corporation, no later than seven (7) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

SECTION 10. Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 9 of this Article II) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law as it presently exists or may hereafter be amended; (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality, stock ownership, related party and trading policies and guidelines of the Corporation.

SECTION 11. Fixing Date for Determination of Stockholders of Record.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining stockholders entitled to consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 12. List of Stockholders Entitled to Vote. The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the date of the meeting), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (b) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Except as otherwise provided by law, the stock ledger shall be the only evidence as to the identity of the stockholders entitled to vote in person or by proxy and the number of shares held by each of them, and as to the stockholders entitled to examine the list of stockholders.

ARTICLE III

BOARD OF DIRECTORS

SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

SECTION 2. Number, Term and Qualification; Remuneration.

(a) Subject to the Certificate of Incorporation, the number of directors shall be fixed in the manner provided in the Certificate of Incorporation. The term of each director shall be as set forth in the Certificate of Incorporation. Directors need not be stockholders. The directors shall be divided into classes as and to the extent provided in the Certificate of Incorporation, except as otherwise required by applicable law.

(b) The Board of Directors may establish policies for the compensation of directors and for the reimbursement of the expenses of directors, in each case, in connection with services provided by directors to the Corporation. Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and Directors who are not employees of the Corporation may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation for committee service.

SECTION 3. Quorum and Manner of Voting. Except as otherwise required by law, the Certificate of Incorporation, or in these Bylaws, a majority of the total number of authorized directors constituting the Board of Directors, whether or not there exist any vacancies or other unfilled seats in previously authorized directorships (the “Whole Board”) shall constitute a quorum for the transaction of business. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. To the extent permitted by law, the directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

SECTION 4. Places of Meetings; Conference Telephone Meetings. Meetings of the Board of Directors may be held at any place within or outside the State of Delaware, as may be fixed from time to time by resolution of the Board of Directors, or as may be specified in the notice of meeting. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine. Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors.

SECTION 6. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, Chief Executive Officer or a majority of the directors then in office.

SECTION 7. Notice of Meetings.

(a) Notice of the time and place of special meetings of the Board of Directors shall be: (1) delivered personally by hand, by courier or by telephone; (2) sent by United States first-class mail, postage prepaid; (3) sent by facsimile; or (4) sent by electronic mail, electronic transmission or other similar means, directed to each director at that director’s address, telephone number, facsimile number or electronic mail or other electronic address, as the case may be, as shown on the Corporation’s records.

(b) If the notice is (1) delivered personally by hand, by courier or by telephone, (2) sent by facsimile or (3) sent by electronic mail or electronic transmission, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office). Notice need not be given to any director who consents in writing, whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to such director.

SECTION 8. Chairman of the Board. Except as otherwise provided by law, the Certificate of Incorporation, or in Section 9 of this Article III, the Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

SECTION 9. Organization. At all meetings of the Board of Directors, the Chairman, or, if none or in the Chairman’s absence or inability to act, the Chief Executive Officer, or, in the Chief Executive Officer’s absence or inability to act, any Vice-President who is a member of the Board of Directors, or, if none or in such Vice-President’s absence or inability to act, a chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary’s absence, the presiding officer may appoint any person to act as secretary.

SECTION 10. Resignation. Any director may resign at any time upon written notice (including by electronic transmission) to the Chairman or the Corporation’s Chief Executive Officer, and such resignation shall take effect upon receipt thereof by the Chairman or Chief Executive Officer, unless otherwise specified in the resignation.

SECTION 11. Vacancies. Vacancies occurring in any directorship (whether by death, resignation, retirement, disqualification, removal or other cause) and newly created directorships resulting from any increase in the number of directors shall be filled in accordance with the Certificate of Incorporation. Any director elected to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

SECTION 12. Removal of Director. Directors of the Corporation may be removed in the manner provided in the Certificate of Incorporation and applicable law.

SECTION 13. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing (which may be provided by electronic transmission). After an action is taken, such writing or writings (or electronic transmission or transmissions) shall be filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE IV

COMMITTEES

SECTION 1. Appointment. From time to time, the Board of Directors by a resolution adopted by a majority of the Whole Board may appoint any committee or committees for any purpose or purposes, to the extent lawful, which shall have such duties and powers as shall be determined and specified by the Board of Directors in the resolution of appointment. The Board of Directors may at any time for any reason remove any individual committee member, and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board of Directors.

SECTION 2. Procedures, Quorum and Manner of Acting. Each committee shall fix its own rules of procedure and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. Any director may belong to any number of committees of the Board of Directors. Subject to the Certificate of Incorporation, the Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.

SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing (which may be provided by electronic transmission). After such action is taken, such writing or writings shall be filed with the minutes of proceedings of the committee.

SECTION 4. Term; Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.

SECTION 5. Reliance on Books and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall be fully protected, in the performance of such person’s duties, in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE V

OFFICERS

SECTION 1. Generally. The officers of the Corporation shall consist of, if and when designated by the Board of Directors, a Chief Executive Officer, a President, a Chief Financial Officer and a Secretary, one or more Vice-Presidents, a Treasurer and such other officers as the Board of Directors may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these Bylaws and as may be assigned by the Board of Directors or the Chief Executive Officer. Officers shall be elected by the Board of Directors, which shall consider such appointment at its first meeting after every annual meeting of stockholders. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any two or more offices may be held by the same person. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide. The Board of Directors may, from time to time, delegate the powers or duties of any officer to any other officer or agent notwithstanding any provision hereof.

SECTION 2. Resignation; Removal. Any officer may resign at any time upon written notice (including by electronic transmission) to the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the Secretary, and such resignation shall take effect upon receipt thereof by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the Whole Board or by the Chief Executive Officer or by other superior officers upon whom such power of removal may have been conferred by the Board of Directors.

SECTION 3. Chief Executive Officer. The Chief Executive Officer shall have such duties as are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors. The Chief Executive Officer shall have general management and supervision of the property, business and affairs of the Corporation and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation and may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments.

SECTION 4. President. Subject to the direction of the Board of Directors and such supervisory powers as may be given by these Bylaws or the Board of Directors to the Chairman of the Board or the Chief Executive Officer, if such titles be held by other officers, the President shall have general supervision, direction and control of the business. Unless another officer has been appointed Chief Executive Officer of the Corporation or otherwise determined by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. The President shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. The President shall have power to sign stock certificates, contracts and other instruments of the Corporation that are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation, other than the Chairman of the Board and the Chief Executive Officer.

SECTION 5. Vice-President. A Vice-President may execute and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and shall have such other authority as from time to time may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 6. Treasurer. The Treasurer shall in general have all duties incident to the position of Treasurer and such other duties as may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 7. Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors, the Chief Executive Officer or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Corporation. The Chief Financial Officer shall perform such duties and shall have such powers as may from time to time be assigned to the Chief Financial Officer by the Board of Directors, the Chief Executive Officer or the President. Unless otherwise designated by the Board of Directors, the Chief Financial Officer shall be the Treasurer of the Corporation.

SECTION 8. Secretary. The Secretary shall issue all authorized notices for, and shall maintain minutes of, all meetings of the stockholders and the Board of Directors and any committee thereof. The Secretary shall have charge of the corporate books. The Secretary shall in general have all the duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 9. Salaries. Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by (or in the manner determined) the Board of Directors (or its committees).

ARTICLE VI

BOOKS AND RECORDS

SECTION 1. Location. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept by or in the manner set forth in Section 224 of the DGCL.

ARTICLE VII

STOCK

SECTION 1. Stock; Signatures. Shares of the Corporation’s stock may be evidenced by certificates for shares of stock or may be issued in uncertificated form in accordance with applicable law as it presently exists or may hereafter be amended. The Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution or the issuance of shares in uncertificated form shall not affect shares already represented by a certificate until such certificate is surrendered to the Corporation. Every holder of shares of stock in the Corporation that is represented by certificates shall be entitled to have a certificate certifying the number of shares owned by such holder in the Corporation and registered in certificated form. Stock certificates shall be signed by or in the name of the Corporation by any two authorized officers, including the Chairman, the Vice Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice-President, the Treasurer, the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he, she or it were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented by certificated or uncertificated shares, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

SECTION 2. Transfers of Stock. Transfers of record of shares of stock of the Corporation shall be made on the books administered by or on behalf of the Corporation after receipt of a request with proper evidence of succession, assignation or authority to transfer by the record holder of such stock, or by an attorney lawfully constituted in writing, and in the case of stock represented by a certificate, upon surrender of the certificate. Subject to the foregoing, the Board of Directors may make such rules and regulations as it shall deem necessary or appropriate concerning the issue, transfer and registration of shares of stock of the Corporation, and to appoint and remove transfer agents and registrars of transfers, subject to applicable law.

SECTION 3. Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in accordance with Section 155 of the DGCL.

SECTION 4. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

ARTICLE VIII

DIVIDENDS

Subject to applicable law and the Certificate of Incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation. Subject to applicable law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any dividends shall be declared and paid to stockholders.

ARTICLE IX

CORPORATE SEAL

The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board of Directors. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE X

FISCAL YEAR

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE XI

WAIVER OF NOTICE

Whenever notice is required to be given by these Bylaws or by the Certificate of Incorporation or by law, the person or persons entitled to said notice may consent in writing or by electronic transmission, whether before or after the time stated therein, to waive such notice requirement. Attendance of a person at any meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE XII

BANK ACCOUNTS, DRAFTS, CONTRACTS, ETC.

SECTION 1. Bank Accounts and Drafts. In addition to such bank accounts as may be authorized by the Board of Directors, the primary financial officer or any person designated by said primary financial officer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as such primary financial officer (or designee thereof) may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said primary financial officer or other person so designated by the Treasurer.

SECTION 2. Contracts. The Board of Directors (or its designee) may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

SECTION 3. Proxies; Powers of Attorney; Other Instruments. The Chairman, the Chief Executive Officer or any other person designated by either of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock or other interests by the Corporation. The Chairman, the Chief Executive Officer or any other person authorized by proxy or power of attorney executed and delivered by either of them on behalf of the Corporation may attend and vote at any meeting of stockholders or equity holders of any entity in which the Corporation may hold stock or other interests, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock or interests at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

ARTICLE XIII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 1. Right to Indemnification. The Corporation shall indemnify, to the fullest extent permitted by the DGCL, as it presently exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any natural person (a) who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise at any time during which these Bylaws are in effect (a “Covered Person”), whether or not such Covered Person continues to serve in such capacity at the time any indemnification is sought or at the time of any proceeding (as defined below) relating thereto exists or is brought, and (b) who is or was a party to, is threatened to be made a party to, or is otherwise involved in (including as a witness) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature (a “proceeding”) based on such Covered Person’s action(s) in his or her official capacity as a director or officer of the Corporation or as a director, officer or trustee of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise (to the extent serving in such position at the request of the Corporation), against all liability and loss suffered (including, without limitation, any judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement consented to in writing by the Corporation) and expenses (including attorneys’ fees), actually and reasonably incurred by such Covered Person in connection with such proceeding. Such indemnification shall continue to a Covered Person who has ceased to be a director or officer, of the Corporation or as a director, officer or trustee of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise at the request of the Corporation and shall inure to the benefit of his or her heirs, executors and administrators. Except as provided in this Section 1, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if the proceeding (or part thereof) was authorized by the Board of Directors.

SECTION 2. Notification of Claim. To obtain indemnification under Section 1 of this Article XIII, a claimant shall submit to the Corporation a written request, including any such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this Section 2, a determination, if required by the DGCL, with respect to the claimant’s entitlement to indemnification shall be made in accordance with Section 145(d) of the DGCL. In the event the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ninety (90) days after such determination.

SECTION 3. Right of Covered Person to Bring Suit. If a claim for indemnification under Section 1 of this Article XIII is not paid in full within ninety (90) days after a written claim pursuant to Section 2 of this Article XIII has been received by the Corporation, the claimant may at any time thereafter file suit to recover the unpaid amount of such claim and, to the extent successful, shall be entitled to be paid the reasonable costs, fees and expenses of prosecuting such claim to the fullest extent permitted by law. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standard of conduct that makes it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

SECTION 4. Non-Exclusivity of Rights. The right to indemnification conferred on any Covered Person by this Article XIII (a) shall not be exclusive of any other rights that such Covered Person may have or acquire under any statute, provision of these Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise and (b) cannot be terminated by the Corporation, the Board of Directors or the stockholders of the Corporation with respect to a Covered Person’s service occurring prior to the date of such termination. Notwithstanding the foregoing, the Corporation’s obligation to indemnify or advance expenses to any Covered Person who was or is serving at its request as a director, officer or trustee of another corporation, limited liability company, partnership, joint venture, trust, enterprise or nonprofit entity shall be excess and secondary to any obligations of such other entity, and shall in all cases be reduced by any amount such person has collected as indemnification from such other corporation, limited liability company, partnership, joint venture, trust, nonprofit entity or other enterprise, and, in the event the Corporation has fully paid such expenses, the Covered Person shall return to the Corporation any amounts subsequently received from such other source of indemnification.

SECTION 5. Nature of Rights. The rights conferred upon indemnitees in this Article XIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any repeal or modification of the provisions of this Article XIII that in any way diminishes any right of an indemnitee or his or her successors to indemnification or advancement (or related rights) shall be prospective only and shall not in any way diminish, limit, restrict, adversely affect or eliminate any such right with respect to any actual or alleged acts or omissions occurring prior to such repeal or modification.

SECTION 6. Right to Advancement of Expenses. The Corporation, in its sole discretion, may advance any costs, fees or expenses (including attorneys’ fees) incurred by a Covered Person defending or participating in any proceeding prior to the final disposition of such proceeding; provided, however, to the extent required by law, the payment of such costs, fees or expenses incurred by a Covered Person shall be made only upon receipt of an undertaking by or on behalf of the Covered Person to repay all amounts advanced if it ultimately shall be determined by final judicial decision from which there is no further right of appeal that the Covered Person is not entitled to be indemnified by the Corporation for such expenses under this Article XIII or otherwise.

SECTION 7. Savings Clause. If any provision or provisions of this Article XIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article XIII (including, without limitation, each portion of any paragraph of this Article XIII containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Article XIII (including, without limitation, each such portion of any paragraph of this Article XIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

SECTION 8. Indemnification of Other Persons. This Article XIII shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and advance expenses to persons other than Covered Persons when and as authorized by the Board of Directors. In addition, the Corporation may enter into agreements with any person or entity for the purpose of providing for indemnification or advancement, in any manner or extent consistent with Delaware law.

SECTION 9. Indemnification Agreements; Insurance. The Corporation shall have the discretionary power to enter into indemnification agreements with any Covered Person or agent of the Corporation that confer broader or other rights, including without limitation advancement of expenses, to the extent allowed by Delaware law. The Corporation may purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was a director, officer, employee or agent of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability, expense or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability, expense or loss under the provisions of these Bylaws of the Corporation or the DGCL. To the extent that the Corporation maintains any policy or policies providing such insurance, each such person shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such person.

SECTION 10. Definitions. For purposes of this Article XIII:

(1)	“Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(2)

“Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Article XIII.

SECTION 11. Notice. Any notice, request or other communication required or permitted to be given to the Corporation under this Article XIII shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

ARTICLE XIV

AMENDMENTS

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter and repeal these Bylaws without the consent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation. From and after the occurrence of the Trigger Event (as defined in the Certificate of Incorporation), notwithstanding any other provisions of these Bylaws or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any additional or greater vote or consent required by the Certificate of Incorporation (including any vote of the holders of any particular class or classes or series of stock required by law or by the Certificate of Incorporation), the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of stock entitled to vote thereon, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend or repeal, in whole or in part, any provision of these Bylaws or to adopt any provision inconsistent herewith.

ARTICLE XV

NOTICE BY ELECTRONIC TRANSMISSION

SECTION 1. Notice of Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate of Incorporation or these Bylaws, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission to the stockholder when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited.

A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

An affidavit of the secretary or an assistant secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

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